EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Scott Epperson, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the GS Mortgage Securities Trust 2016-GS3 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as General Special Servicer, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Trimont Real Estate Advisors, LLC, as 540 West Madison Special Servicer, Wells Fargo Bank, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Panorama Corporate Center Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Panorama Corporate Center Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Panorama Corporate Center Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Panorama Corporate Center Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Panorama Corporate Center Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Panorama Corporate Center Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Residence Inn and SpringHill Suites North Shore Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Residence Inn and SpringHill Suites North Shore Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Residence Inn and SpringHill Suites North Shore Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Residence Inn and SpringHill Suites North Shore Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Residence Inn and SpringHill Suites North Shore Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Residence Inn and SpringHill Suites North Shore Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 10 Hudson Yards Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the 10 Hudson Yards Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 10 Hudson Yards Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 10 Hudson Yards Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 10 Hudson Yards Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 10 Hudson Yards Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for The Falls Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for The Falls Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for The Falls Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for The Falls Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for The Falls Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for The Falls Mortgage Loan.

Dated: March 14, 2023

/s/ Scott Epperson

Scott Epperson

Chief Executive Officer

(senior officer in charge of securitization of the depositor)